EXHIBIT 4.3

                                                       April 22, 1998

London Fog Industries, Inc.
1332 Londontown Blvd.
Eldersburg, Maryland 21784

Pacific Trail, Inc.
1700 Westlake Avenue North, Suite 200
Seattle, Washington 98109

The Scranton Outlet Corporation
1332 Londontown Blvd.
Eldersburg, Maryland 21784

     Re:  Amendment No. 2 to Loan and Security Agreement

Gentlemen:

     Reference is made to the Loan and Security Agreement (the "Loan Agreement"), dated as of May 15, 1997, by and among Congress Financial Corporation ("Lender"), London Fog Industries, Inc. ("LFI"), Pacific Trail, Inc. ("PTI") and The Scranton Outlet Corporation ("SCO"; and together with LFI and PTI, collectively, "Borrowers"), as amended by Amendment No. 1 to Loan and Security Agreement, dated as of February 27, 1998, together with all other agreements, documents, supplements and instruments now or at any time hereafter executed and/or delivered by Borrowers or any other person, with, to or in favor of Lender in connection therewith (all of the foregoing, together with this Amendment and the other agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     Borrowers and Guarantors have requested that Lender agree to amend certain provisions of Section 9.11 of the Loan Agreement, and Lender is willing to do so to the extent and subject to the terms and conditions set forth herein.

     In consideration of the foregoing, the mutual agreements and covenants contained in this Amendment No. 2 to Loan and Security Agreement (this "Amendment"), and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Borrowers and Lender agree as follows:

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     1. Dividends and Redemptions.  Section 9.11 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     "9.11 Dividends and Redemptions. No Borrower shall, directly or indirectly, declare or pay any dividends on account of any shares of any class of Capital Stock of any Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock, or apply or set apart any sum, or make any other distrubution (by reduction of capital or otherwise) in respect of any such shares, or agree to do any of the foregoing, (other than by delivery of a subordinated note evidencing indebtedness permitted under Section 9.9(g) hereof), except that, provided no Event of Default, and no event or state of facts that would, with notice or passage of time or both, constitute an Event of Default, exists or has occurred and is continuing, or would exist or occur after giving effect to such redemption or repurchase or any payment therefor, LFI may, out of legally available funds therefor: (i) redeem and/or repurchase certain shares and options to purchase shares of Capital Stock of LFI owned by certain employees of LFI, pursuant to the exercise of the put options described in Section 9.9(g) hereof ("Management Put Repurchases"), but not to exceed the aggregate amount which, when added to the amounts expended as permitted under clauses (ii) and (iii) hereof in a given fiscal year of LFI, does not exceed the amount of $350,000 so expended in such fiscal year, (ii) repurchase fractional shares, or make payments in lieu of issuing fractional shares, of common stock of LFI upon the exercise of stock options or warrants issued to employees of LFI to the extent not issued in violation hereof, but not to exceed the amount of $100,000 so expended in any one fiscal year of LFI, and (iii) repurchase common stock of LFI in open market transactions involving cash expenditures of not more than $200,000 in any fiscal year of LFI, where such stock is used in such fiscal year to pay directors' fees to outside directors of LFI. Any amount permitted to be paid under clauses(i), (ii) or (iii) and not so used in any fiscal year of LFI may be carried over under the respective clauses to succeeding fiscal years, but in no event may the amounts carried forward from any fiscal year under all such clauses exceed $250,000 in the aggregate, and in no event may the

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

     amounts paid under all such clauses in a given fiscal year of LFI, including any amounts carried over from prior years, exceed $600,000 in the aggregate."

     2. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers to Lender pursuant to the other Financing Agreements, Borrowers hereby represent, warrant and covenant with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

          (a) No event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement provided in this Amendment).

          (b) All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

          (c) This Amendment has been duly authorized, executed and delivered by Borrowers and consented to by Guarantors, and the agreements and obligations of Borrowers, contained herein constitute legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms.

     3. Conditions Precedent. The effectiveness of the amendments set forth herein shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

          (a) an original of this Amendment, duly authorized, executed and delivered by Borrowers and consented to by Guarantors; and

          (b) after giving effect to the amendments to the Loan Agreement provided in, this Amendment, no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

     4. Effect of this Amendment. This Amendment and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except for the specific amendments expressly set forth herein, no other changes or modifications to the Financing Agreements, and no consents under or waivers of any provisions of the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

     5. Further Assurances. Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Lender to effectuate the provisions and purposes of this Amendment.

     6. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of law).

     7. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     8. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     Please sign in the space provided below and return a counterpart of this Amendment, whereupon this Amendment, as so agreed to and accepted, shall become a binding agreement among Borrowers and Lender, consented to by Guarantors.

                                                  Very truly yours,

                                                  CONGRESS FINANCIAL CORPORATION

                                                  By: /s/ Lawernce S. Fonte
                                                     ---------------------------

                                                  Title: First Vice President
                                                        ------------------------

                       [SIGNATURES CONTINUE ON NEXT PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGREED AND ACCEPTED:

LONDON FOG INDUSTRIES, INC.

By:/s/
   -------------------------------

Title: SR.VP
      ----------------------------

PACIFIC TRAIL, INC.

By:/s/
   -------------------------------

Title: Secretary
      ----------------------------


THE SCRANTON OUTLET CORPORATION

By:/s/
   -------------------------------

Title: Secretary
      ----------------------------


CONSENTED TO:

PTI HOLDING CORP.

By:/s/
   -------------------------------

Title: Secretary
      ----------------------------

PTI TOP COMPANY, INC.

By:/s/
   -------------------------------

Title: Secretary
      ----------------------------


STAR SPORTSWEAR MANUFACTURING CORP.

By:/s/
   -------------------------------

Title: Secretary
      ----------------------------


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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

MATTHEW MANUFACTURING CO., INC.

By:/s/
   -------------------------------

Title: Secretary
      ----------------------------


WASHINGTON HOLDING COMPANY

By:/s/
   -------------------------------

Title: Secretary
      ----------------------------


CLIPPER MIST, INC.

By:/s/
   -------------------------------

Title: Secretary
      ----------------------------


LONDON FOG SPORTSWEAR, INC.

By:/s/
   -------------------------------

Title: Secretary
      ----------------------------

THE MOUNGER CORPORATION

By:/s/
   -------------------------------

Title: Secretary
      ----------------------------


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